Exhibit 10.31.2

FORM OF STOCK OPTION AGREEMENT

Date:

Company: Ormat Technologies, Inc.	Date(s) First Exercisable:
Date of Grant:	Number:
No. of Shares:	Number:
Option Price Per Share: $	Number:

Last Exercise Date:

PERSONAL AND CONFIDENTIAL

[Name & address]

Dear [        ]:

We are pleased to inform you that, as an eligible [employee/individual] of Ormat Technologies, Inc. (the “Company”) or one of its subsidiaries, you have been granted a stock option (the "Option") under the Ormat Technologies, Inc. 2012 Incentive Compensation Plan (as amended and restated, the "Plan") and the [Incentive/Non-Qualified] Stock Option Terms and Conditions (the "Terms and Conditions").

By your signature, you agree that the Option is granted under and governed by the Plan and the Terms and Conditions, and acknowledge receipt of both these documents, as well as the Prospectus for the Plan and the form[s] of Notice of Exercise of Stock Option.

As set forth in Paragraph 1 of the Terms and Conditions, a signed copy of this agreement must be received by the Corporate Secretary of the Company, c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68, Yavneh 8100 Israel before 5:00 P.M. EST (New York time) on the 3rd business day after the grant date noted above. If the 3rd business day is a holiday in the United States or in Israel, such signed copy of this agreement will be considered timely received if it is received by 5:00 P.M. EST on the following business day in the United States and Israel after such holiday. Failure to return a signed copy of this agreement will terminate this Option.

Sincerely yours,

ORMAT TECHNOLOGIES, INC.

Signature of Optionee

Date

Ormat TECHNOLOGIES, Inc.

6225 Neil Road, Suite 300	●	Reno, NV 89511-1136	●	Phone : (775) 356-9029	●	Fax : (775) 356-9039
E-mail: ormat@ormat.com					Web site: http://www.ormat.com

[INCENTIVE/NON-QUALIFIED] STOCK OPTION
TERMS AND CONDITIONS

As a participant in the Ormat Technologies, Inc. 2012 Incentive Compensation Plan (as amended and restated, the "Plan"), you will be able to purchase shares of Common Stock of Ormat Technologies, Inc. ("Ormat") provided that you accept your Award as set forth in Paragraph 1 below. Subject to the terms and conditions below and the terms and conditions of the Plan, the minimum amount which may be purchased at any one time is 100 shares of Common Stock, unless you have fewer remaining shares of Common Stock covered by your Option. Note that all capitalized terms in this Stock Option Agreement are defined in the Plan, except as indicated in the Stock Option Agreement. All terms of the Plan are hereby incorporated into these Term and Conditions.

The date of the grant, the maximum number of shares of Common Stock the Option entitles you to purchase, the Option price per share of Common Stock and the date or dates on which the Option will ordinarily be first exercisable are listed at the top of the Stock Option Agreement. For United States employees, the Option [is/ is not] intended [(but not guaranteed)] to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. The classification of options as incentive stock options or nonqualified stock options is relevant for U.S. [employees/participants] (i.e., individuals who are either U.S. citizens or U.S. tax residents or who are or who have worked in the United States). For those [employees/ participants], incentive stock options may provide more favorable tax treatment for recipients under the Internal Revenue Code.

1.     Acceptance of Option. The Option cannot be exercised unless you sign the Stock Option Agreement and return it, so that it is received by the Corporate Secretary of the Company, c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68, Yavneh 8100 Israel (or to such other person and place as Ormat may specify in writing), before 5:00 P.M. EST (New York time) on the 3rd day after the date of grant. If the 3rd day is a holiday in the United States or in Israel, such signed copy of this agreement will be considered timely received if it is received by 5:00 PM EST (New York time) on the following business day in the United States and Israel after such holiday. If the Corporate Secretary does not receive your signed Stock Option Agreement by this time, then the Option will terminate immediately. Your signing and delivering of a copy of the Stock Option Agreement to which these Terms and Conditions are attached will not commit you to purchase any of the shares of Common Stock under the Option but will indicate your acceptance of the Option upon these terms and conditions.

2.     Exercise.

(a)     Except as provided in this Paragraph 2 and in Paragraph 4, the Option will be exercisable during the period beginning on the date or dates set forth under the heading “Date(s) First Exercisable” in the Stock Option Agreement and ending ___ years from the date of grant (its expiration date). During this period, the Option is exercisable in whole or in part from time to time in amounts of not less than 100 shares of Common Stock (except that if you have fewer than 100 shares of Common Stock remaining covered by the Option, the Option may be exercised for the full number of remaining shares of Common Stock).

(b)     The Option will not become exercisable, except as provided in the Vesting Schedule in sub-paragraphs (c) and (d) below.

(c)     The Option will be exercisable in accordance with the Vesting Schedule as follows: (i) ___% of the Option right shall vest on the _____ anniversary of the date of grant; (ii) an additional ___% of the Option shall vest on the _____ anniversary of the date of grant; and (iii) the remaining ___% of the Option shall vest on the ______ anniversary of the date of grant. No fractional shares shall be delivered and fractional shares shall be disregarded.

(d)     Despite the language in sub-paragraph (c) above, any unexercisable portion of the Option hereby granted (in accordance with the Vesting Schedule) will terminate on the date of your Termination of Service for any reason. If you incur a Termination of Service for any reason other than death or Retirement, the exercisable portion of the Option hereby granted will be exercisable for thirty days following your Termination of Service; provided that in no event will the Option be exercisable after the expiration of ___ years from the date of grant. If you incur a Termination of Service because you die or because of Retirement, your personal representative or you, respectively, may exercise the exercisable portion of the Option hereby granted for ___ year[s] following the Termination of Service (but not later than ___ years from the date of grant) because you died or because of Retirement. For purposes of the Stock Option Agreement, your employment by a Subsidiary will be considered terminated on the date that your employer is no longer a Subsidiary. Note that if a Tandem Stock Appreciation Right is granted in conjunction with this Option, either the Stock Appreciation Right or the Option may be exercised when exercisable, not both, and the non-exercised SAR or Option is forfeited.

[(e)     For U.S employees, to the extent that the aggregate fair market value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by you during any calendar year exceeds $100,000, such Options will be treated as Nonqualified Stock Options. This sub-paragraph (e) will be applied by taking Options into account in the order in which they were granted. For purposes of this sub-paragraph (e), the fair market value of any share of Common Stock will be determined at the time of the grant of the Option. If this sub-paragraph (e) results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only the excess will be treated as a Nonqualified Stock Option.]

3.     Transferability of Option. You will not be able to transfer the Option except [(i) if you die,] by will or by the laws of descent or distribution[; (ii) pursuant to a domestic relations order; or (iii) by gift to your Family Member, as defined in Section 15(d) of the Plan]. Any transferred Option shall continue to be subject to these Terms and Conditions.

4.     Death or Retirement. In the event of your Separation from Service at Ormat or at a Subsidiary because you die or because of Retirement, the Option will only be exercisable to the extent it was exercisable under the Vesting Schedule specified in Paragraph 2(c) on the date of your death or on the date of your Retirement. Notwithstanding Paragraph 2, if you incur a Separation from Service because you die or because of Retirement, your personal representative or you, respectively, may exercise the exercisable portion of the Option hereby granted for one year following the Separation from Service (but not later than ___ years from the date of grant) because you died or because of Retirement.

5.     Stock Exchange Listing. Ormat is not obligated to deliver any shares of Common Stock until they have been listed on each stock exchange on which Ormat’s Common Stock is listed and until Ormat is satisfied that all applicable laws and regulations have been met. Ormat agrees to use its best efforts to list the shares of Common Stock and meet all legal requirements so that the shares of Common Stock can be delivered.

6.     Transfer of Service; Leave of Absence. For purposes of this Stock Option Agreement, (a) if you transfer between Ormat and a Subsidiary or from one Subsidiary to another Subsidiary, without an intervening period, it will not be considered a Separation from Service, and (b) any leave of absence granted in writing will not constitute an interruption in your service with Ormat.

7.     Adjustments. If there is a merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in: (i) the aggregate number of shares of Common Stock subject to the Plan and the number of shares of Common Stock that may be made subject to Awards to any individual Participant in the Plan as well as the aggregate number of shares of Common Stock that may be made subject to any type of Award; (ii) the number and kind of shares of Common Stock that are subject to any Option (including any Option outstanding after Termination of Service) and the Option price per share without any change in the aggregate Option price to be paid for the Option upon exercise of the Option; and (iii) the number and kind of SARs granted or that may be granted under the Plan. The determination by the Committee as to the terms of any such adjustments will be final, conclusive and binding.

8.     Stockholder Rights. Neither you nor any other person will have any rights of a stockholder as to shares of Common Stock under the Option until, after proper exercise of the Option, such shares of Common Stock will have been recorded on Ormat’s official stockholder records as having been issued or transferred.

9.     Notice of Exercise. Subject to these Terms and Conditions, the Option may be exercised by a completed notice of exercise that: (i) is delivered to the Company's incentive compensation agent, ESOP Excellence Ltd., Aviv Tower, 7 Jabotinsky St., Ramat Gan, 52520 Israel (or to such other person and place as Ormat may specify in writing); (ii) states the number of shares of Common Stock as to which the Option is being exercised; and (iii) unless otherwise provided in the notice of exercise, is accompanied by payment in full of the Option price of such shares of Common Stock. The notice of exercise may be delivered by facsimile transmission or electronic mail or may be submitted online via the ESOP Excellence website. Any notice of exercise delivered as required by this paragraph will be effective only in accordance with the provisions of and to the extent set forth in the notice of exercise. If a properly executed notice of exercise is not delivered to ESOP Excellence (or other person designated by Ormat) by 5:00 P.M. EST (New York time) on the applicable expiration date specified in Paragraphs 2 and 4, the notice will be deemed null and void and of no effect. If notice of exercise of the Option is given by a person other than you, Ormat may require as a condition to exercising the Option that appropriate proof of the right of such person to exercise the Option be submitted to Ormat. Certificates for any shares of Common Stock purchased upon exercise will be issued and delivered as soon as practicable.

10.     Payment of Option Price. You may pay the Option price for shares of Common Stock: (i) in cash; (ii) by the delivery of shares of Ormat Common Stock that you have held for at least nine months and that have a total fair market value equal to the Option price; or (iii) by a combination of cash and such shares of Common Stock that you have held for a period of at least nine months and that have a total fair market value which, together with such cash, equals the Option price. The “fair market value” of shares or per share of Ormat Common Stock as of any date means the value determined by reference to the closing price of a share of Ormat Common Stock as finally reported on the New York Stock Exchange or other stock exchange on which Ormat Common Stock is traded for the trading day next preceding such date. You may also pay the Option price from the proceeds of the sale of shares of Common Stock covered by the Option (called a “cashless exercise”), to the extent provided in the notice of exercise referred to in Paragraph 9.

11.     Tax Withholding for U.S. Employees. If you are a U.S. citizen or a U.S. tax resident or you are working or have worked in the United States for Ormat, you agree to notify the Corporate Secretary if the shares of Common Stock you acquired upon exercise of any portion of your Option are sold or otherwise disposed of within one year from the date of exercise. If and to the extent Federal income tax withholding (and state and local income tax withholding, if applicable) may be required by Ormat in respect of taxes on income you realize upon or after exercise of any portion of the Option, or upon disposition of the shares of Common Stock acquired by the Option, Ormat may withhold such required amounts from your future paychecks or may require that you deliver to Ormat the amounts to be withheld. You may also pay the minimum required Federal income tax withholding (and state and local income tax withholding, if applicable) by electing either to have Ormat withhold a portion of the shares of Common Stock otherwise issuable upon exercise of the Option, or to deliver other shares of Common Stock you own, in either case having a fair market value (on the date that the withholding amount is to be determined) of the minimum amount required to be withheld, provided that the election will be irrevocable and will be subject to such rules as the Committee may adopt. You may also arrange to have any tax (or taxes) paid directly to Ormat on your behalf from the proceeds of the sale of Common Stock to the extent provided in the notice of exercise referred to in Paragraph 9.

12.     Tax Withholding For Israeli [Employees/ Holders]. If you are a resident of the state of Israel or are deemed to be a resident of the state of Israel for the payment of tax, from the date of the grant and until the last exercise date, the provisions specified in Annex A attached hereto shall apply.

13.     [Employment/ Service]. Nothing contained herein shall confer any right to continue in the [employ or other] service of Ormat [or a Subsidiary or limit in any way the right of Ormat or a Subsidiary to change your compensation or other benefits or to terminate your employment or other service with or without cause].

14.     [Short-Swing/ Insider] Trading. [An executive officer/ a director] of Ormat [or one of its Subsidiaries] who exercises an Option must report the disposition of the Option on a Form 4 Statement of Changes in Beneficial Ownership filed within two trading days with the IDEA database of the Securities and Exchange Commission. (The Corporate Secretary of Ormat will provide a form of the Form 4 on request but the filing is the personal responsibility of the option holder). Further, [executive officers/ directors] should review Ormat’s Policy Statement on Insider Trading before making arrangements for the sale of shares to be issued upon exercise of an Option.

15.     Time of Essence. Time is of the essence with respect to delivering notices and stock certificates hereunder. There is no grace period.

16.     Successors. These Terms and Conditions are binding on your heirs and personal representatives and on the successors of Ormat.

17.     Counterparts. The agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original.

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